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As filed with the Securities and Exchange Commission on March 21, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYPERFEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3131704
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
300 South Wacker Drive, Suite 300 Chicago, Illinois 60606 (312) 913-2800 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
1995 EMPLOYEES' STOCK PURCHASE PLAN (Full title of the plan)

JIM R. PORTER, CHIEF EXECUTIVE OFFICER
HYPERFEED TECHNOLOGIES, INC.
300 South Wacker Drive, Suite 300
Chicago, Illinois 60606
(Name and address of agent for service)
 (312) 913-2800
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

1995 Employees' Stock Purchase Plan Common Stock , $.001 Par Value	1,000,000 shares	$0.27	$270,000	$21.84

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of HyperFeed Technologies, Inc. common stock as reported on the Nasdaq National Market on March 19, 2003.

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employment benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation Of Documents By Reference

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by HyperFeed Technologies, Inc. (the "Company") are hereby incorporated by reference into this registration statement on Form S-8 (the "Registration Statement"):

  (a)
  the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission on March 21, 2002, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b)
  all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report described in (a) above;

  (c)
  the description of the Company's Common Stock contained in the Company's registration statement on Form S-2/A filed with the Commission on November 20, 1997, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained herein, or in a document all or part of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel

        Not Applicable.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Certificate of Incorporation (as amended) and By-laws (as amended) of the Company provide for indemnification to the fullest extent allowed under Delaware law.

        The directors and officers of the Company are covered by insurance policies indemnifying them against liabilities.

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Item 7.    Exemption from Registration Claimed.

        Not Applicable

Item 8.    Exhibits

Exhibit No.	Description
4.1	Articles of Incorporation of the Company (incorporated by reference to Appendix B of the Company's Proxy Statement dated July 2, 1987).
4.2
Certificate of Amendment, dated as of October 22, 1997, to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 4.12 of the Company's Report on Form 10-Q for the quarter ended September 30, 1997).
4.3
Certificate of Amendment, dated as of December 18, 1998, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).
4.4
Certificate of Amendment, dated as of June 18, 1999, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Form 8-A filed with the Commission on September 17, 1999).
4.5	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1987).
4.6	1995 Employees' Stock Purchase Plan (incorporated by reference to Exhibit 4(b) of the Company's Registration Statement on Form S-8 filed with the Commission on September 27, 1995, No. 33-62983).
4.7	Amendment to 1995 Employees' Stock Purchase Plan.
5	Opinion of Wildman, Harrold, Allen & Dixon
23.1	Consent of KPMG LLP
23.2	Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5)
24	Power of Attorney (included in the signature page of the Registration Statement)

Item 9.    Undertakings

  A.
  The Company hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is

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    contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company's 1995 Employees' Stock Purchase Plan.

  B.
  The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C.
  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 20, 2003.

HYPERFEED TECHNOLOGIES, INC.
By:	/s/ JIM R. PORTER Jim R. Porter Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of HyperFeed Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Jim R. Porter and Randall J. Frapart, or either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JIM R. PORTER Jim R. Porter	Chairman of the Board and Chief Executive Officer	March 20, 2003
/s/ RANDALL J. FRAPART Randall J. Frapart	Chief Financial Officer and Principal Accounting Officer	March 20, 2003
/s/ JOHN L. BORLING John L. Borling	Director	March 20, 2003
/s/ JOHN R. HART John R. Hart	Director	March 20, 2003
/s/ CHARLES HENRY Charles Henry	Director	March 20, 2003
/s/ RONALD LANGLEY Ronald Langley	Director	March 20, 2003
/s/ LOUIS MORGAN Louis Morgan	Director	March 20, 2003
/s/ KENNETH J. SLEPICKA Kenneth J. Slepicka	Director	March 20, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Company (incorporated by reference to Appendix B of the Company's Proxy Statement dated July 2, 1987).
4.2
Certificate of Amendment, dated as of October 22, 1997, to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 4.12 of the Company's Report on Form 10-Q for the quarter ended September 30, 1997).
4.3
Certificate of Amendment, dated as of December 18, 1998, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).
4.4
Certificate of Amendment, dated as of June 18, 1999, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Form 8-A filed with the Commission on September 17, 1999).
4.5	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1987).
4.6	1995 Employees' Stock Purchase Plan (incorporated by reference to Exhibit 4(b) of the Company's Registration Statement on Form S-8 filed with the Commission on September 27, 1995, No. 33-62983).
4.7	Amendment to 1995 Employees' Stock Purchase Plan.
5	Opinion of Wildman, Harrold, Allen & Dixon
23.1	Consent of KPMG LLP
23.2	Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5)
24	Power of Attorney (included in the signature page of the Registration Statement)

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PART II
  Item 3. Incorporation Of Documents By Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX